Exhibit 10.9

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (this “Amendment”) is made as of February 6, 2014 (“Effective Date”) between UNIQUE FABRICATING INCORPORATED, a Delaware corporation (the “Borrower”), and RBS CITIZENS, N.A., a national banking association (the “Bank”).

PRELIMINARY STATEMENT

WHEREAS, Borrower and Bank entered into a Loan and Security Agreement dated March 18, 2013 as amended by a certain First Amendment to Credit Agreement dated June 19, 2013, and a Second Amendment to Loan and Security Agreement dated December 18, 2013 (the “Agreement”), providing terms and conditions governing Borrower’s obligation with respect to the Obligations (as defined therein) including, without limitation, the Revolving Loans and Term Loan (each as defined therein);

Borrower has requested an amendment to the Agreement and Borrower and Bank have agreed to amend the terms of the Agreement as provided in this Amendment.

AGREEMENT

Accordingly, Borrower and Bank agree as follows:

1.           Defined Terms. In this Amendment, capitalized terms used without separate definition shall have the meanings give them in the Agreement.

2.           Amendments.

2.1          Amended and Restated Definitions. The following defined terms appearing in Section 1 of the Agreement are hereby amended and restated in their entirety as follows:

1.20          “Consolidated EBITDA” means, as of any date of determination, without duplication, (a) consolidated net income for such period plus (b) the sum of the following to the extent deducted in calculating consolidated net income for such period: (i) consolidated interest expense for such period, (ii) tax expense (including, without limitation, any federal, state, local and foreign income and similar taxes) of the Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expense of the Borrower and its Subsidiaries for such period, (iv) management fees paid pursuant to a management agreement with Taglich, in an amount not to exceed $300,000.00 per fiscal year, and (v) other non-cash charges, including non-cash charges for incentive stock programs (excluding reserves for future cash charges), and non-cash charges and non-capitalized one-time cash costs incurred in connection with the PrescoTech Acquisition not to exceed $1,500,000.00, and other adjustments agreed to by Bank in its sole discretion minus (c) non-cash charges previously added back to consolidated net income in determining Consolidated EBITDA to the extent such non-cash charges have become cash charges during such period minus (d) any other non-recurring, non-cash gains during such period, including without limitation, (x) gains from the sale or exchange of assets and (y) gains from early extinguishment of Indebtedness or Hedging Contracts plus (e) with respect to any calculation hereunder that includes the quarters ending March 31, 2013, June 30, 2013, September 30, 2013 and/or December 31, 2013, the PrescoTech EBITDA; plus (f) with respect to any calculation hereunder that includes the quarters ending March 31, 2013, June 30, 2013, September 30, 2013, and/or December 31, 2013, the Chardan EBITDA.

1.30          “Excess Cash Flow” means, with respect to any twelve-month period ended as of the end of a first fiscal quarter of the Borrower, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated EBITDA for such period minus (b) consolidated capital expenditures not financed with funded debt (excluding, however, to the extent treated as capital expenditures under GAAP, the PrescoTech Acquisition and the Chardan Acquisition) minus (c) scheduled funded debt payments made during such period minus (d) consolidated interest expense (excluding any interest expense associated with intercompany indebtedness) for such period to the extent actually paid in cash minus (e) amounts paid in cash in respect of federal, state, local and foreign income taxes of the Borrower and its Subsidiaries with respect to such period minus (f) increases in consolidated working capital plus (g) decreases in working capital minus (h) optional prepayments of the Revolving Loans (to the extent simultaneously accompanied by a corresponding reduction of the aggregate unpaid principal amount of all outstanding Revolving Loans) and the Term Loan minus (i) management fees paid pursuant to a management agreement with Taglich, in an amount not to exceed $300,000.00 per fiscal year.

1.31          “Existing Investments” means the investments of Borrower and its Subsidiaries in (a) Borrower’s Subsidiaries existing on the Third Amendment Effective Date (including Borrower’s investment in 100% of the issued and outstanding stock of Unique-Chardan); (b) a 49% membership interest in Diversified Acoustics LLC, a Michigan limited liability company; (c) a 10% interest in the capital stock of Entrotech, Inc., an Ohio corporation; and (d) a 5% membership interest of Unique Realty in Joslyn-Collier LLC, a Michigan limited liability company.

1.64          “Subordinated Debt” means all (a) principal amounts due and owing under the Debentures, (b) all accrued and unpaid management fees due and owing to Taglich pursuant to a certain management agreement between Borrower and Taglich to the extent repayment thereof is subordinated to the payment of the Obligations pursuant to a subordination agreement in form and content satisfactory to the Bank, and (c) all unpaid principal and accrued interest due and owing to Chardan under the Chardan Note, to the extent repayment thereof is subordinated to the payment of the Obligations pursuant to a subordination agreement in form and content satisfactory to the Bank.

2.2          Additional Definitions. The following definitions are hereby added to Section 1 of the Agreement, in appropriate alphabetical sequence:

“Chardan” means Chardan, Corp., an Ohio corporation.

“Chardan Acquisition” shall mean the transactions described in the Chardan Acquisition Agreement, upon completion of which 100% of the assets of Chardan shall be owned by Unique-Chardan.

“Chardan Acquisition Advance” shall mean an advance in principal amount not in excess of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) to pay the initial part of the Chardan Acquisition Costs.

“Chardan Acquisition Agreement” shall mean that certain asset purchase agreement dated February 6, 2014, by and between Unique-Chardan, as “Buyer,” Chardan as “Seller,” and Daniel Johns, as “Stockholder.”

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“Chardan Acquisition Costs” shall mean, collectively, reasonable fees and out-of-pocket transaction costs and expenses incurred by the Borrower through, and including, the closing date in connection with the Chardan Acquisition, including reasonable fees, commissions and costs of accountants, consultants, and attorneys related thereto.

“Chardan Note” means that certain Promissory Note dated February 6, 2014, in the original principal amount of $500,000.00, executed by Unique-Chardan in favor of Chardan, pursuant to the terms and conditions of the Chardan Acquisition Agreement.

“Chardan EBITDA” means (i) $163,096 with respect to the fiscal quarter ending March 31, 2013, (ii) $161,862 with respect to the fiscal quarter ending June 30, 2013, (iii) $228,077 with respect to the fiscal quarter ending September 30, 2013, and (iv) $159,648 with respect to the fiscal quarter ending December 31, 2013; provided, however, that in the event Chardan financial statements and information (in form satisfactory to Bank) for Chardan’s fiscal period ending as of the date of the Chardan Acquisition, are delivered to Bank after the Third Amendment Effective Date, the Chardan EBITDA for the fiscal quarter ending December 31, 2013 shall thereafter be Chardan’s actual earnings before interest, taxes, interest, depreciation and amortization for such period as shown in such financial statements.

“Third Amendment Effective Date” means the date on which the conditions to effectiveness of the Third Amendment to Loan and Security Agreement executed by Bank and Borrower as of February 6, 2014 are met to Bank’s satisfaction.

“Unique-Chardan” means Unique-Chardan, Inc., a Delaware corporation and wholly-owned subsidiary of Borrower.

2.3          Excess Cash Flow Recapture. Section 3.4 of the Agreement is hereby amended and restated in its entirety as follows:

3.4          Excess Cash Flow Recapture. Annually, within 30 days after delivery of Borrower’s financial statements for the last fiscal quarter of each year, Borrower shall repay Term Loan principal in an amount equal to 50% of Excess Cash Flow for the twelve-month period ending on the last day of such fiscal quarter. Such payment shall be due (i) initially, with respect to the Excess Cash Flow determined for the year endind December 31, 2014 and (ii) thereafter, with respect to the Excess Cash Flow determined for each subsequent year until Senior Leverage Ratio calculated as of the end of the relevant year is less than 2.00:1.00.

2.4          Subsidiaries. Section 6.2 of the Agreement is hereby amended and restated in its entirety as follows:

6.2          Subsidiaries. Borrower has no Subsidiaries other than Unique South, Unique Realty, Unique Mexico, Unique-Presco and Unique-Chardan, and the Borrower has never consolidated, merged or acquired substantially all of the assets of any other entity or Person other than pursuant to (i) the Merger, and (ii) the PrescoTech Acquisition.

2.5          Use of Proceeds. Section 6.11 of the Agreement is hereby amended and restated in its entirety as follows:

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6.11          Use of Proceeds. The proceeds of the Loans will be used (i) in the case of the Term Loan, first to refinance (by replacement and renewal evidence) the “Term Loan” outstanding under the Agreement prior to the Second Amendment Effective Date and second, to provide a portion of the purchase price related to the PrescoTech Acquisition not greater than the PrescoTech Acquisition Advance, and (ii) in the case of the Revolving Loans, to provide a portion of the purchase price related to the Chardan Acquisition not greater than the Chardan Acquisition Advance and for working capital purposes of Borrower and its Subsidiaries. No proceeds shall be used for personal, family or household purposes or for the purpose of purchasing or carrying margin stock or margin securities within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

2.6          Limitations on Indebtedness. Section 7.2 of the Agreement is hereby amended and restated in its entirety as follows:

7.2          Limitations on Indebtedness. Borrower shall not, and shall not permit its Subsidiaries to, incur any indebtedness or create, assume, guarantee, become contingently liable for, or suffer to exist indebtedness in addition to indebtedness to the Bank, except (i) indebtedness or liabilities of Borrower directly connected with the Debentures, (ii) indebtedness or liabilities other than for money borrowed, that are unsecured and incurred or arise in the ordinary course of Borrower’s business, (iii) purchase money indebtedness and capital lease obligations incurred in connection with purchase and lease of fixed assets not to exceed, in aggregate amount at any time outstanding, One Hundred Thousand and 00/100 Dollars ($100,000.00), (iv) Hedge Obligations existing or arising under Hedge Contracts permitted by Section 6.24; (v) management fees accrued as permitted pursuant to this Agreement; (vi) endorsements of negotiable instruments in the ordinary course of business; (vii) indebtedness consisting of the financing of insurance premiums (by grant to the insurer of right of offset against payment of benefits under the relevant policies) with respect to $2,000,000 term life insurance policy on the lives of John Weinhardt and Thomas Tekiele; and (viii) indebtedness owing to Chardan under the Chardan Note.

2.7          Investments. Section 7.6 of the Agreement is hereby amended and restated in its entirety as follows:

7.6          Investments. The Borrower shall not, and shall not permit its Subsidiaries to, make investments in, or advances to, any individual, partnership, corporation, limited liability company, trust or other organization or person or purchase or otherwise invest in or hold securities, non-operating real estate or other non-operating assets or purchase all or substantially all the assets of any entity, other than (a) Existing Investments, and (b) investments in new Subsidiaries and/or acquisitions of new Subsidiaries or assets of other Persons (i) with respect to the Chardan Acquisition, not in excess of the Chardan Acquisition Advance, and with respect to any other acquisitions, not in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00) in aggregate amount, and (ii) so long as, immediately prior to and upon giving pro forma effect to such investment or acquisition, (x) the Senior Leverage Ratio and Total Leverage Ratio (determined on a pro forma basis) are not less than .25 lower than the levels required to be maintained pursuant to Sections 7.1(a) and (b) hereof and (y) Borrower shall have remaining unutilized availability under the Revolving Loan not less than twenty percent (20%) of the lower of the Revolving Loan Amount or the Borrowing Base.

2.8          Events of Default. The follow subsection 8.1(l) is hereby added to Section 8.1 of the Agreement to read in its entirety as follows:

(l)          the occurrence of any default under the Chardan Note or any other document or agreement executed in connection therewith.

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3.           Representations and Warranties. Borrower represents, warrants, and agrees that:

(a)          Except as expressly modified in this Amendment, the representations, warranties, and covenants set forth in the Agreement and in each other Loan Document remain true and correct, continue to be satisfied in all respects, and are legal, valid and binding obligations with the same force and effect as if entirely restated in this Amendment.

(b)          When executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of Borrower enforceable in accordance with its terms and Borrower reaffirms that all resolutions, articles of incorporation and bylaws previously delivered to Bank remain in full force and effect and may continue to be relied upon by Bank. The Agreement, as amended by this Amendment, is ratified and confirmed and shall remain in full force and effect.

(c)          There is no Default or Event of Default existing and continuing under the Agreement.

4.           Conditions. This Amendment will not be effective until satisfaction of the following conditions precedent:

4.1          Execution of Amendment Documents. Bank shall have received (i) an executed copy of this Amendment and an executed copy of the Acknowledgement and Consent of the Guarantors in the form of Exhibit A attached hereto, (ii) a Subordination Agreement, subordinating the obligations of Borrower under the Chardan Note to the Obligations, in form and content satisfactory to Bank in its sole discretion; and (iii) all other certificates, agreements and documents described on the closing checklist attached hereto as Exhibit B.

4.2          Chardan Acquisition. Bank shall have received true and complete copies of (i) the Chardan Acquisition Agreement and the Chardan Note, and such other evidence that Bank shall require that, upon the initial advance thereunder, the Chardan Acquisition will be complete and closed on the Third Amendment Effective Date and upon the terms set forth in the Chardan Acquisition Agreement, and (ii) a Landlord Waiver, along with a copy of the lease agreement, each by and between Borrower and Chardan regarding the real estate commonly known as 705 S. Union Street, Bryan, Ohio 43506, in form and content satisfactory to Bank.

4.3          Fees and Expenses. Borrower shall have reimbursed Bank for all of Bank’s fees and expenses, including attorneys’ fees and expenses, incurred by Bank in connection with this Amendment.

5.           No Other Changes. Except as specifically provided in this Amendment, this Amendment does not amend, modify or constitute a waiver or forgiveness of any provision of the Agreement or Loan Documents and shall not impair the rights, remedies, and security given in and by the Loan Documents.

6.           Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

7.           Other Modification. This Amendment may be altered or modified only by written instrument duly executed by Borrower and Bank. In executing this Amendment, Borrower is not relying on any promise or commitment of Bank that is not in writing signed by Bank.

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8.           Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to principles of conflicts of law.

9.           Ratification. Except for the modifications under this Agreement, the parties ratify and confirm the Agreement and the other Loan Documents and agree that they remain in full force and effect.

10.        Confirmation of Borrower Charter Documents. Borrower confirms and certifies to the Bank that the copy of the Certificate of Incorporation and Bylaws of the Borrower originally delivered in conjunction with the execution and delivery of the Agreement (i) were true, complete and accurate copies of such documents; (ii) remain in full force and effect; (iii) have not been amended, repealed or rescinded in any respect; and (iv) may continue to be relied upon by Bank until and unless written notice to the contrary is delivered to Bank.

[Signatures on following page]

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This Third Amendment to Loan and Security Agreement is executed and delivered as of the date first entered above.

UNIQUE FABRICATING INCORPORATED,
a Delaware corporation

By:
John Weinhardt
Title:	President/CEO

RBS CITIZENS, N.A.,
a national banking association

By:
Michael Farley
Title:	Vice President

[Signature Page to Third Amendment to Loan and Security Agreement]

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EXHIBIT A

ACKNOWLEDGEMENT AND CONSENT OF GUARANTOR

The undersigned have guaranteed the payment and performance of all the obligations of UNIQUE FABRICATING INCORPORATED, as Borrower from RBS CITIZENS, N.A. (“Bank”), pursuant to Guaranty Agreements dated March 18, 2013. The undersigned each hereby (a) acknowledge and consent to the execution, delivery and performance of that certain Third Amendment to Loan and Security Agreement between Borrower and Bank as of even date herewith and (b) agree and confirm that that their respective guaranties remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Acknowledgement and Consent as of _______________, 2014.

GUARANTORS:

UNIQUE FABRICATING SOUTH, INC.,
a Delaware corporation

By:
John Weinhardt
Title:	President/CEO

UNIQUE FABRICATING REALTY, LLC,
a Michigan limited liability company
By:	Unique Fabricating Incorporated
Its:	Sole Member

By:
John Weinhardt
Title:	President/CEO

UNIQUE-PRESCOTECH, INC.,
a Delaware corporation

By:
John Weinhardt
Title:	President

UFI ACQUISITION, INC.,
a Delaware corporation

By:
Richard L. Baum, Jr.
Title:	President
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EXHIBIT B

THIRD AMENDMENT CLOSING CHECKLIST

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